Exhibit (j)(3)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Legal Counsel” in Post-Effective Amendment No. 76 to the Registration Statement on Form N-1A of Brookfield Investment Funds as filed with the Securities and Exchange Commission on or about July 29, 2025.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York
July 29, 2025